                                                                    EXHIBIT 12.1



                         FALCON BUILDING PRODUCTS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)
                                  (UNAUDITED)


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
                                                                                                      THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                      MARCH 31,
                                              -----------------------------------------------------  --------------------
                                                1992       1993       1994       1995       1996       1996       1997
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations before
  income taxes..............................  $    32.4  $    37.2  $    43.4  $    35.8  $    48.8  $     8.8  $    10.0
Add back:
  Interest expense..........................       10.0        8.0        8.2        9.8       10.6        2.6        2.7
  Amortization of debt expense..............         --         --        0.2        0.5        0.6        0.2        0.2
  Interest element in rentals...............        0.1        0.1        0.1        0.2        0.4        0.1        0.1
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings....................................  $    42.5  $    45.3  $    51.9  $    46.3  $    60.4  $    11.7  $    13.0
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------

Fixed charges:
  Interest expense..........................  $    10.0  $     8.0  $     8.2  $     9.8  $    10.6  $     2.6  $     2.7
  Amortization of debt expense..............         --         --        0.2        0.5        0.6        0.2        0.2
  Interest element in rentals...............        0.1        0.1        0.1        0.2        0.4        0.1        0.1
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges.........................  $    10.1  $     8.1  $     8.5  $    10.5  $    11.6  $     2.9  $     3.0
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------

Ratio of Earnings to Fixed Charges..........        4.2        5.6        6.1        4.4        5.2        4.0        4.4
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                         PRO FORMA
                                              --------------------------------
                                                YEAR ENDED      THREE MONTHS
                                               DECEMBER 31,    ENDED MARCH 31,
                                                   1996             1997
                                              ---------------  ---------------
Income from continuing operations before
  income taxes..............................     $    14.4        $     1.2
Add back:
  Interest expense..........................          41.0             10.4
  Amortization of debt expense..............           2.6              0.7
  Interest element in rentals...............           0.4              0.1
                                                     -----            -----
Earnings....................................     $    58.4        $    12.4
                                                     -----            -----
                                                     -----            -----
Fixed charges:
  Interest expense..........................     $    41.0        $    10.4
  Amortization of debt expense..............           2.6              0.7
  Interest element in rentals...............           0.4              0.1
                                                     -----            -----
Total fixed charges.........................     $    44.0        $    11.2
                                                     -----            -----
                                                     -----            -----
Ratio of Earnings to Fixed Charges..........           1.3              1.1
                                                     -----            -----
                                                     -----            -----
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